Exhibit 99.1

CVS Health Announces Intent to Create Two Distinct Leaders in Healthcare

•	A leading healthcare solutions company with health benefits, pharmacy services and care delivery

•	The leading national retail pharmacy and community healthcare company

•	Ongoing strategic execution creates opportunity for CVS Health to evolve into two companies with greater focus and more value for stakeholders

•	Will continue to improve affordability, access, and simplicity in healthcare

•	Both companies expected to have a solid investment grade rating, with strong free cash flow generation, flexibility for strategic capital deployment and an attractive dividend

•	Expected to be completed in the first half of 2028 by means of a separation that is intended to be tax-free to CVS Health and its shareholders

•	CVS Health to host investor conference call today at 8 a.m. ET

WOONSOCKET, R.I., November 4, 2026 - CVS Health® (NYSE: CVS) today announced that it intends to separate into two independent, publicly traded companies, each committed to innovating to make healthcare more affordable, accessible, and simpler to navigate for the millions of people each serves. The decision follows a comprehensive strategic review by the CVS Health Board of Directors.

The planned separation will create two companies:

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A leading healthcare solutions company, comprising Aetna, CVS Caremark, CVS Specialty, Oak Street Health and Signify Health. The healthcare solutions company, in the interim, will be referred to as CVS Health.

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The leading national retail pharmacy and community healthcare company, comprising approximately 9,000 CVS pharmacies, mail pharmacy, MinuteClinic (including virtual care), and the Health100 technology services business. This company will be named CVS Pharmacy.

Upon separation, David Joyner, currently Chairman and CEO of CVS Health, will be the Chairman and CEO of the healthcare solutions company, and Prem Shah, currently Group President of CVS Health, will be the CEO of CVS Pharmacy. Additional leadership positions and Board members will be announced at a later date.

“Our history is defined by proactively evolving to stay ahead of what’s next in healthcare, and in today’s environment, that means delivering more affordability, greater access, and a simpler experience,” said Joyner. “Over the last two years, we have made meaningful progress: we built a world-class leadership team, strengthened our financials, revitalized operations across the enterprise, and drove total shareholder return. From a position of strength, and a focus on the long term, we plan to create two focused companies to improve consumer engagement, affordability, and care coordination.”

Joyner continued, “Aetna, CVS Caremark and CVS Specialty, along with our value-based care and in-home health businesses, will advance together as a leading healthcare solutions provider, delivering differentiated, comprehensive benefits to clients, members and patients. CVS Pharmacy will build on its position as America’s leading retail pharmacy, serving as the front door to health and care in our country as the most frequently accessed consumer health touchpoint. Both companies will continue to advance innovative technology solutions to improve the healthcare experience as we deliver on our purpose to simplify healthcare, one person, one family and one community at a time.”

Accelerating Our Strategy

The planned separation accelerates our strategy, which consists of four priorities to create sustainable value: deliver best-in-class execution, transform consumer experiences, be the partner of choice, and harness enterprise capabilities.

As independent companies, each will benefit from:

•	A focused strategic agenda with an experienced and dedicated leadership team

•	An independent capital structure and strong free cash flow, which enables each company to pursue disciplined and tailored capital allocation to drive its own strategic priorities

•	Greater agility to innovate, adopt technology, increase efficiency and proactively adapt to regulatory and other external dynamics

•	A simplified structure to better serve consumers, members, communities, patients, and colleagues

The healthcare solutions company, CVS Health, will maintain the connections that drive value for clients and members, enabling it to lower costs while improving health outcomes and experiences. This combination of assets will enable it to continue to drive differentiated innovations to address the country’s healthcare needs.

The pharmacy company, CVS Pharmacy, will continue to serve as the most frequent healthcare touchpoint for communities across the nation. As an independent company, CVS Pharmacy will continue to expand the services provided by its nearly 30,000 pharmacists and pursue a wider set of partnerships across the healthcare system, including with payers, pharmacy benefit managers and manufacturers, to better serve the needs of consumers and patients.

An ongoing focus on advancing technology to improve healthcare will be a hallmark of both companies, as exemplified by the launch of Health100. Both companies remain committed to realizing the tremendous potential of Health100, which will deliver AI-native products and services designed to address today’s affordability, access and experience challenges in healthcare.

The execution of the separation will not impact the company’s continued focus on innovating and improving the quality care experience that its customers and consumers have come to expect. Customers, patients and clients will continue to receive their medicine, care, benefits and services, uninterrupted.

Transaction Details

Upon completion, CVS Health shareholders will own shares in both companies. The separation is intended to be structured as tax-free to CVS Health and its shareholders for U.S. federal income tax purposes.

Both companies are expected to have a solid investment grade rating at the time of separation, each with the balance sheet capacity and strong free cash flow to invest in a focused set of strategic priorities and pay an attractive dividend.

The separation is expected to be completed in the first half of 2028, subject to customary conditions, including, among others, final approval by the CVS Health Board of Directors, effectiveness of a Form 10 registration statement filed with the U.S. Securities and Exchange Commission and receipt of customary confirmation about the tax-free treatment of the separation to CVS Health and its shareholders.

Until the completion of the separation, CVS Health will continue to operate, compete and serve customers as it does today, and deliver against its financial targets.

CVS Health will provide additional information as the separation process progresses.

Advisors

Goldman Sachs & Co. LLC is serving as lead financial advisor and strategic advisor to the company. Consello is also serving as financial and strategic advisor to the company. Wachtell, Lipton, Rosen & Katz is serving as legal counsel to the company.

Third Quarter 2026 Results and Conference Call

In a separate press release issued today, CVS Health announced its third quarter 2026 results and raised its full-year 2026 guidance.

CVS Health will host a conference call today for investors at 8:00 a.m. ET to discuss its third quarter results and the planned separation. An audio webcast of the call will be broadcast simultaneously for all interested parties through the Investor Relations section of the CVS Health website at http://investors.cvshealth.com. This webcast will be archived and available on the website for a one-year period following the conference call.

About CVS Health

CVS Health is a leading health solutions company simplifying health care one person, one family and one community at a time. As of September 30, 2026, the Company had approximately 9,000 retail pharmacy locations, more than 1,000 walk-in and primary care medical clinics and a leading pharmacy benefits manager with approximately 87 million plan members. The Company also serves an estimated 37 million people through a broad range of health insurance products and related services. The Company uses personalized, technology driven services to connect people to simply better health, increasing access to quality care, delivering better outcomes, and lowering overall costs.

Cautionary Statement Concerning Forward-Looking Statements

The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements made by or on behalf of CVS Health Corporation (the “Company” or “CVS Health”). Statements in this press release that are forward-looking include, but are not limited to, statements regarding the proposed separation, the expected timeline for completing the separation, the structure and tax treatment of the separation, the expected credit profile, capital structure and dividend policies of each company, the anticipated composition and financial profile of each company, each company’s expected strategy and financial performance, each company’s potential for future growth and outperformance, the expected benefits for both companies to be derived from the separation, the full year 2026 guidance referenced in this release and the forecast full year 2026 revenue and adjusted operating income of each company. By their nature, all forward-looking statements are not guarantees of future performance or results and are subject to risks and uncertainties that are difficult to predict and/or quantify. There can be no assurance that the separation will occur, or that it will occur on the terms or timeline described. Actual results may differ materially from those contemplated by the forward-looking statements due to a number of risks and uncertainties and other factors including, among other things: uncertainties as to the structure and timing of the separation, the possibility that closing conditions for the separation may not be satisfied or waived, the risk that any consents or approvals required in connection with the separation may not be received, the impact of the separation on each company if the separation is completed, the possibility that the separation may not qualify for the expected tax treatment, the possibility that anticipated benefits from the separation may not be realized within the expected time frame or at all, the risk that the separation may be more difficult, time-consuming or costly than expected and the risk that dis-synergy costs, costs of restructuring transactions and other costs incurred in connection with the separation will exceed our estimates. Additional information regarding the factors that may cause actual results to differ materially from these forward-looking statements is available in the Company’s filings with the Securities and Exchange Commission, including those set forth in the Risk Factors section and under the heading “Cautionary Statement Concerning Forward-Looking Statements” in the Company’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

You are cautioned not to place undue reliance on CVS Health’s forward-looking statements. CVS Health’s forward-looking statements are and will be based upon management’s then-current views and assumptions regarding future events and operating performance, and are applicable only as of the dates of such statements. CVS Health does not assume any duty to update or revise forward-looking statements, whether as a result of new information, future events, uncertainties or otherwise.

Media contact:

Ethan Slavin, Executive Director, CVS Health Communications

860-273-6095

Investor contact:

Larry McGrath, Executive Vice President, Capital Markets

800-201-0938